Exhibit 10


                                    AMENDMENT
                                       TO
                                  EMBREX, INC.
                           INCENTIVE STOCK OPTION AND
                   NONSTATUTORY STOCK OPTION PLAN (JUNE 1993)

    THIS AMENDMENT to the Embrex, Inc. Incentive Stock Option and Nonstatutory Stock Option Plan (June 1993) (the "Plan") is made effective as of the 16th day of May, 1996.

    WHEREAS, the Board of Directors of Embrex, Inc. (the "Company") has determined that it would be in the best interests of the Company and its shareholders to amend the Plan to increase the number of shares of the Company's Common Stock that may be issued under the Plan from 500,000 to 1,200,000;

    WHEREAS, on March 21, 1996, the Board of Directors approved, subject to shareholder approval, an amendment to the Plan to increase the number of shares of Common Stock that may be issued under the Plan from 500,000 to 1,200,000 and recommended that the shareholders approve the proposed amendment; and

    WHEREAS, the Company's shareholders approved the proposed amendment to the Plan at the Company's Annual Meeting of Shareholders held on May 16, 1996;

    NOW, THEREFORE, pursuant to Section 18 of the Plan, the Plan is hereby amended by deleting the second sentence of Section 4 in its entirety and replacing it with the following:

        "Subject to adjustment as provided in Sections 13 and 14 of the Plan, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is One Million Two Hundred Thousand (1,200,000) shares."

    This Amendment is limited as specified and shall not constitute a modification or amendment of any other provision of the Plan or any option agreement issued pursuant to the Plan.


                                                     Approved by the Board of
                                                     Directors on March 21,
                                                     1996, and approved by the
                                                     shareholders on May 16,
                                                     1996.



                                                            /s/
                                                     John L. Bradley, Jr.
                                                     Secretary



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